UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2011

BULLION MONARCH MINING, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	000-54045	20-1885668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Main St., Suite 202
St. George, Utah 84770

(Address of Principal Executive Offices)

____________________

(801) 426-8111

(Registrant’s telephone number, including area code)

____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

STG_336052.1

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2011, Bullion Monarch Mining, Inc. (the “Company”) entered into employment agreements with R. Don Morris, Chief Executive Officer, James A. Morris, President, Philip L. Manning, Chief Financial Officer, and Robert D. Morris, Secretary.

The employment agreements provide for base salary in the amounts of $180,000 for R. Don Morris, $120,000 for James A. Morris, $78,000 for Philip L. Manning and $90,000 for Robert D. Morris.  The employment agreements also provide that each officer is entitled to (a) receive other benefits, such as vacation time and health care benefits consistent with other officers of the Company, (b) receive annual discretionary cash performance bonus of up to twenty-five percent (25%) of such officer’s base salary and (c) participate in the Company’s 2011 Stock Option Plan, or such other stock option plan as the Company may adopt. The employment agreements further provide that each officer will be entitled to receive a lump sum payment upon the occurrence of a change of control of the Company in an amount equal to eighteen (18) months of his then current base salary, plus a lump sum of one (1) times his then target bonus for the year in which the transaction occurs, in addition to his unpaid base salary, expense reimbursements and vacation days accrued prior to termination of employment.

Copies of the employment agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.  The summary of the employment agreements set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits.

10.1

Employment Agreement, dated as of April 8, 2011, between Bullion Monarch Mining, Inc. and R. Don Morris

10.2

Employment Agreement, dated as of April 8, 2011, between Bullion Monarch Mining, Inc. and James A. Morris

10.3

Employment Agreement, dated as of April 8, 2011, between Bullion Monarch Mining, Inc. and Philip L. Manning

10.4

Employment Agreement, dated as of April 8, 2011, between Bullion Monarch Mining, Inc. and Robert D. Morris

STG_336052.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 13, 2011

BULLION MONARCH MINING, INC.

By:

/s/ JAMES A. MORRIS

Name:  James A. Morris

Its:  President

STG_336052.1